Exhibit 10.24

Working Capital Loan Contract (Version 3, 2021)
No.: FZGHZ22015D01

Working Capital Loan Contract

China Everbright Bank

Table of Contents

Chapter 1	General Provisions

Chapter 2	Purpose of Loan

Chapter 3	Currency, Amount, Period and Transfer of Loan

Chapter 4	Interest Rate and Interest Calculation Method of Loan

Chapter 5	Granting, Payment and Use of Loan Funds

Chapter 6	Method of Repayment

Chapter 7	Guarantee

Chapter 8	Assumption and Compensation of Expenses

Chapter 9	Representations, Warranties and Commitments of the Borrower

Chapter 10	Event of Default

Chapter 11	Miscellaneous

Chapter 12	Applicable Law and Dispute Resolution

Chapter 13	Effectiveness, Change and Cancellation of the Contract

Chapter 14	Appendix

Chapter 15	Supplemental Provisions

Appendix 1	Table for Assumption of Expenses

Borrower: Fuzhou Yukai Trading Co., Ltd.

Domicile: Rooms 909, 910 and 991, Xinya Building, No.121, Dongjie Sub-district, Gulou District, Fuzhou City

Postal Code: 350000

Legal Representative: Zheng Zhenyu

Entrusted Agent:       \

Handling Person:       \

Telephone:

Fax:       \

Opening Bank: China Everbright Bank Co., Ltd. Fuzhou Guohuo Road Sub-branch

Account Number:

Loan Bank: China Everbright Bank Co., Ltd. Fuzhou Branch

Domicile: Building 1#, Zonshine Center, No. 153, Wuyi North Road, Shuibu Sub-district, Gulou District, Fuzhou City

Postal Code: 350000

Legal Representative/Person in Charge: Xie Bowu

Entrusted Agent:       \

Handling Person: Deng Zusen

Telephone:

Fax:       \

Chapter 1     General Provisions

The Borrower applies for a loan from the Loan Bank due to the need for business operation. Upon review, the Loan Bank agrees to grant the loan to the Borrower in accordance with the terms and conditions of this Contract.

In order to clarify the rights and obligations of both parties, according to the relevant laws and regulations of our country and the provisions of regulatory authorities, through negotiation, both parties have voluntarily reached the following terms for compliance.

Chapter 2     Purpose of Loan

Clause 1     After negotiation between both parties, it is determined that:

1.    The loan under this Contract can only be used by the Borrower for working capital turnover, and the specific purpose is to pay for the information service project of the smart medical command and dispatch center.

2.    The Borrower may not use the loan funds for investment in fixed assets, equities, bonds and funds, nor for the fields and purposes prohibited by the state for production and operation.

3.    Without the prior written consent of the Loan Bank, the Borrower may not change the purpose of the loan determined in this Contract.

Chapter 3     Currency, Amount, Period and Transfer of Loan

Clause 2     The currency and amount of the loan under this Contract are (in words) RMB seven million yuan only.

Clause 3     The loan period under this Contract is from August 15, 2022 to May 11, 2023.

Clause 4     Under the circumstance that the prerequisites stipulated in Clause 10 of this Contract are fully satisfied, the Loan Bank shall transfer the loan amount to the account opened by the Borrower with the Loan Bank in the manner stipulated in Paragraph 1 below:

1. Lump-sum transfer. The Loan Bank will transfer all the loan amount to the account opened by the Borrower with the Loan Bank on August 15, 2022.

2. Transfer by installment. The specific transfer amount and date are as follows:

The first transfer:

(1) The transfer amount will be: (in words)         \         \        ;

(2) The transfer date will be:         \        .

The second transfer:

(1) The transfer amount will be: (in words)         \        \         ;

(2) The transfer date will be:         \         .

The third transfer:

(1) The transfer amount will be: (in words)         \        \         ;

(2) The transfer date will be:         \         .

3. Unscheduled transfer by installment:

The transfer will be made at any time according to actual needs, and the specific number of times, amount and time limit shall be subject to those recorded in the loan receipt/loan voucher at the time of transfer.

Other provisions:         \         .

Chapter 4     Interest Rate and Interest Calculation Method of Loan

Clause 5     The Borrower shall pay the loan interest to the Loan Bank for the loan granted by the Loan Bank under this Contract in accordance with the provisions of this Contract. The loan interest rate under this Contract is simple interest (except for the circumstances listed in Clause 9).

1.     If the loan under this Contract is in RMB, the annual interest rate of the loan will adopt a fixed (fixed/floating) interest rate.

1.1 If a fixed interest rate is adopted, the pricing of the actual execution annual interest rate of the loan will adopt the following method:

(1) Based on the loan market quoted interest rate, plus (plus/minus) 80BPs according to the value of loan market quoted interest rate, that is, the actual execution annual interest rate of the fixed-rate loan under this Contract is 4.5%.

(2) Loan market quoted interest rate refers to the LPR1Y (LPR1Y/LPR5Y) loan market quoted interest rate published by the National Interbank Funding Center at 9:30 on July 20, 2022 (which will be postponed in case of holidays): 3.7%.

(3) During the loan period, the actual execution annual interest rate of the loan under this Contract will remain unchanged.

1.2 If a floating interest rate is adopted, the pricing of the actual execution annual interest rate of the loan will adopt the following method:

(1) Based on the loan market quoted interest rate,     \     (plus/minus)     \     BPs according to the value of loan market quoted interest rate, that is, the actual execution annual interest rate of the floating-rate loan under this Contract is     \     %.

(2) Loan market quoted interest rate refers to the     \     (LPR1Y/LPR5Y) loan market quoted interest rate published by the National Interbank Funding Center at 9:30 on     \     20,     \     (which will be postponed in case of holidays):     \     %.

(3) Interest rate floating cycle:

The actual execution annual interest rate of the floating-rate loan under this Contract will be floated [ \ ] with the adjustment of LPR in real time, [ \ ] on a quarterly basis (anchoring the value date in the last month of each quarter), [ \ ] on a half-yearly basis (anchoring the value date in June and December of each year), [ \ ] every one full month from the value date of the loan, [ \ ] every three full months from the value date of the loan, [ \ ] every six full months from the value date of the loan, or [ \ ] every one full year from the value date of the loan, and the actual execution annual interest rate of the new loan will be calculated based on the corresponding loan market quoted interest rate.

From the repricing date, this Contract will be subject to the latest loan market quoted interest rate published by the National Interbank Funding Center on the repricing date.

The repricing date refers to the date on which the new loan market quoted interest rate is applied to the floating-rate loan under this Contract according to the interest rate floating cycle. The new loan market quoted interest rate will be determined in accordance with the method stipulated in Paragraph 1.2 of this Clause, and the interest will be calculated according to the floating interest rate from the date when the new loan market quoted interest rate begins to be applied (i.e., the repricing date). The Borrower may inquire about the latest loan market quoted interest rate on the websites of the National Interbank Funding Center and the People’s Bank of China.

(4) The interest rate fluctuation of the floating-rate loan under this Contract shall not be regarded as a modification of this Contract.

1.3 After the loan under this Contract is granted, if the loan pricing method or interest calculation method in this Contract needs to be adjusted due to the change of the national policy on interest rate, for example, the People’s Bank of China announces that it cancels or no longer updates the corresponding RMB loan market quoted interest rate, or the RMB loan market quoted interest rate is no longer a reference for loan pricing generally applicable to the market, the pricing method of the loan under this Contract will be implemented in accordance with the unified opinions of the People’s Bank of China and other competent authorities at that time. The loan bank will directly change this Contract according to the national policy on interest rate at that time, and notify the Borrower through official website and outlet announcement, telephone, SMS, e-mail, mobile banking and other channels.

If the Borrower does not accept the Loan Bank’s change of this Contract according to the national policy on interest rate, the Borrower shall negotiate with the Loan Bank to change this Contract within five (5) banking days after the Loan Bank issues a notice; if no agreement can be reached within ten (10) banking days after the negotiation begins, the Borrower shall pay off all the principal and interest of the loan within thirty (30) banking days from the date when no agreement can be reached; if all the principal and interest of the loan are not paid off, the outstanding part will be implemented in accordance with the latest loan pricing method published by the People’s Bank of China and other competent authorities.

1.4 Other provisions:

      \       .

2. If the loan under this Contract is in foreign currency (non-RMB), the annual interest rate of the loan will adopt a       \       (fixed/floating) interest rate.

2.1 If a fixed interest rate is adopted, the pricing of the actual execution annual interest rate of the loan will adopt the following method:

(1) Based on the foreign currency loan market interest rate,       \       (plus/minus)       \       BPs according to the value of foreign currency loan market interest rate, that is, the actual execution annual interest rate of the fixed-rate loan under this Contract is       \       %.

(2) Foreign currency loan market interest rate refers to the       \       (LIBOR/HIBOR/other) quoted interest rate:       \       %.

(3) During the loan period, the actual execution annual interest rate of the loan under this Contract will remain unchanged.

2.2 If a floating interest rate is adopted, the pricing of the actual execution annual interest rate of the loan will adopt the following method:

(1) Based on the foreign currency loan market interest rate,     \     (plus/minus)     \     BPs according to the value of foreign currency loan market interest rate, that is, the actual execution annual interest rate of the floating-rate loan under this Contract is     \     %.

(2) Foreign currency loan market interest rate refers to the      \      (LIBOR/HIBOR/other) quoted interest rate:      \      %.

The actual execution annual interest rate of the floating-rate loan under this Contract will be floated [ \ ] every one full month from the value date of the loan, [ \ ] every three full months from the value date of the loan, [ \ ] every six full months from the value date of the loan, or [ \ ] every one full year from the value date of the loan, and the actual execution annual interest rate of the new loan will be calculated based on the corresponding foreign currency loan market interest rate.

From the repricing date, this Contract will be subject to the latest      \      (LIBOR/HIBOR/other) quoted interest rate published on the repricing date.

The repricing date refers to the date on which the new foreign currency loan market interest rate is applied to the floating-rate loan under this Contract according to the interest rate floating cycle. The new foreign currency loan market interest rate will be determined in accordance with the method stipulated in Paragraph 2.2 of this Clause, and the interest will be calculated according to the floating interest rate from the date when the new foreign currency loan market interest rate begins to be applied (i.e., the repricing date). The Borrower may inquire about the latest foreign currency loan market interest rate in the China Everbright Bank.

(4) The interest rate fluctuation of the floating-rate loan under this Contract shall not be regarded as a modification of this Contract.

2.3 After the loan under this Contract is granted, if the loan pricing method or interest calculation method in this Contract needs to be adjusted due to market changes, for example, the      \      (LIBOR/HIBOR/other) quoted interest rate is cancelled or no longer published, the pricing method of the loan under this Contract will be negotiated by the Borrower and the Loan Bank.

The Borrower shall negotiate with the Loan Bank to change the Contract within five (5) banking days after the Loan Bank issues a notice of interest rate negotiation and adjustment; if there is no negotiation or no agreement can be reached within ten (10) banking days after the negotiation begins, the Borrower shall pay off all the principal and interest of the loan within thirty (30) banking days from the date when no agreement can be reached; if all the principal and interest of the loan are not paid off, the Loan Bank will regard the Borrower as accepting the change contract formulated by the Loan Bank, and the execution date of the contract after the change will be determined by the Loan Bank.

2.4 Other provisions:

      \       .

Clause 6     The interest of the loan under this Contract will be settled on a monthly (quarterly/monthly) basis, and the interest settlement date will be the 20th day.

Clause 7     The loan interest under this Contract will be calculated on the basis of 360 days per year, from the date when the loan is transferred from the Loan Bank, according to the loan amount actually transferred from the account of the Loan Bank and the number of days occupied.

Clause 8     If the Borrower fails to repay the loan in accordance with the provisions of this Contract, the Loan Bank will have the right to charge interest at the overdue penalty interest rate from the date when the loan is overdue until the Borrower pays off all the principal and interest of the loan. The overdue penalty interest rate will be subject to an additional rate of 50% (30% - 50%) based on the loan interest rate stipulated in Clause 5 of this Contract.

If the Borrower fails to use the loan for the purpose stipulated in this Contract, the Loan Bank will have the right to charge interest at the embezzlement penalty interest rate from the date when the Borrower fails to use the loan for the purpose stipulated in this Contract until the Borrower pays off all the principal and interest of the loan. The embezzlement penalty interest rate will be subject to an additional rate of 100% (50% - 100%) based on the loan interest rate stipulated in Clause 5 of this Contract.

Clause 9     For the interest that the Borrower fails to pay on time, the Loan Bank will have the right to calculate and charge compound interest at the penalty interest rate.

Chapter 5     Granting, Payment and Use of Loan Funds

Clause 10     Unless the following prerequisites for withdrawal are met, the Loan Bank will not be obliged to provide the Borrower with the loan under this Contract:

1.    The Borrower has provided all the documents required by the Loan Bank (including but not limited to the fund payment plan that needs to be provided by the Borrower before the loan is granted, or the Notice on the Entrusted Payment of Loan, transaction contract and other transaction background information related to the loan payment), with no change in the situations stated therein, and such documents remain valid, or the Borrower has made explanations and clarifications on the changes to the satisfaction of the Loan Bank;

2.    The Borrower has completed the loan receipt/loan voucher related to this withdrawal. The loan receipt/loan voucher shall be an integral part of this Contract and have the same legal effect as this Contract. If the loan amount, loan period, loan interest rate, actual loan date, maturity date and other specific loan conditions under this Contract are inconsistent with those recorded in the loan receipt/loan voucher, those recorded in the loan receipt/loan voucher shall prevail;

3.    The Borrower must, in accordance with the provisions of relevant laws and regulations, complete the government permission, approval, registration and other legal procedures related to the loan; if required by the Loan Bank, the Borrower shall also complete the notarization procedures of this Contract;

4.    If the loan under this Contract is guaranteed, the Borrower shall ensure that the guarantee contract and the legal procedures such as notarization, registration and/or insurance of the collateral are completed according to the requirements of the Loan Bank, and the guarantee and insurance remain valid if the Loan Bank puts forward specific requirements according to the actual situations;

5.    The Borrower does not have any event of default listed in this Contract;

On the premise of meeting the above withdrawal conditions, the Loan Bank can arrange the transfer of the loan to the following account opened by the Borrower with the Loan Bank according to the provisions in Clause 4 of this Contract.

Opening Bank: China Everbright Bank Co., Ltd. Fuzhou Guohuo Road Sub-branch

Account Number:

Unless the Loan Bank agrees in writing, the loan origination account shall not be allowed to open the online banking payment business.

Clause 11     Payment of Loan Funds

1.	Payment Method of Loan Funds

The payment method of the loan funds under this Contract will be divided into entrusted payment by the Loan Bank or independent payment by the Borrower.

Entrusted payment by the Loan Bank means that the Loan Bank pays the loan through the Borrower’s account to the Borrower’s transaction object that meets the contractual purpose according to the Borrower’s withdrawal application and payment entrustment;

Independent payment of the Borrower means that after the Loan Bank directly grants the loan funds to the Borrower’s account according to the Borrower’s withdrawal application, the Borrower independently pays to the Borrower’s transaction object that meets the contractual purpose.

2.	Payment Conditions of Loan Funds

(1)	Conditions and Amount Standards for Entrusted Payment by the Loan Bank

The Borrower agrees that the Loan Bank has the right to adopt the entrusted payment method in accordance with the relevant national laws and regulations and the rules of regulatory authorities for the working capital loan under one of the following circumstances:

①	A new credit business relationship is established with the Borrower, and the Borrower’s credit status is average;

②	The object of payment is clear, and the amount of a single payment is relatively large;

③	There are other circumstances recognized by the Loan Bank.

The Borrower agrees that the standard for the entrusted payment of a single loan fund under this Contract is RMB 10 million, that is, the entrusted payment by the Loan Bank will be adopted for the payment of a single loan fund with an amount greater than or equal to RMB 10 million. During the validity period of this Contract, the Loan Bank will have the right to lower the starting point of the single payment amount.

If a single amount exceeds the above starting point of the amount, the method of entrusted payment by the Loan Bank must be adopted. For the payment of loan funds by means of entrusted payment, the Borrower shall use the Notice on Entrusted Payment of Loan in the format required by the Loan Bank as the only voucher for payment, otherwise the Borrower shall independently bear the consequences of delayed payment, refusal of payment, dishonor, recourse and compensation, etc.

(2)    For other circumstances other than the conditions of entrusted payment in Item (1) above, the method of independent payment by the Borrower will be adopted.

If the method of independent payment by the Borrower is adopted, the Borrower shall submit a loan fund payment plan as required by the Loan Bank, and the Loan Bank shall grant the loan funds to the above loan origination account in accordance with the requirements of the payment plan after examination and approval. The Borrower shall pay the loan funds in accordance with the submitted loan fund payment plan. The Borrower shall summarize and report the payment of loan funds to the Loan Bank on a quarterly (monthly/quarterly) basis.

Clause 12 Change of Payment Method and Conditions for Triggering the Change

In the process of loan payment, if the Borrower has one of the following circumstances, the Loan Bank will have the right to negotiate with the Borrower to supplement the loan granting and payment conditions, or change the payment method of loan funds:

1.    The credit status of the Borrower declines;

2.    The profitability of main business is not strong;

3.    The use of loan funds is abnormal;

4.    There are other circumstances that the Loan Bank deems appropriate.

Clause 13 Restrictions and Prohibitions on the Payment of Loan Funds

After the signing date of this Contract, in case of any of the following circumstances, the Loan Bank may restrict or even stop the granting and payment of relevant loan funds:

1.    The circumstances described in Clause 12 occur;

2.    The Loan Bank finds that the Borrower fails to pay or use the loan funds according to the purpose of the loan and has other acts in violation of the provisions of this Contract;

3.    The Borrower violates the provisions of this Contract and breaks up the whole into parts to avoid the provisions on entrusted payment by the Loan Bank;

4.            The Borrower violates other provisions of this Contract;

5.            There are other circumstances that the Loan Bank deems appropriate.

Clause 14     The Borrower shall provide the records and information on the use of loan funds in a timely manner:

The Borrower undertakes to provide the records and information on the use of loan funds in a timely manner in accordance with the requirements of the Loan Bank, including but not limited to:

1.            Transaction data (including but not limited to written or electronic documents such as contracts and/or invoices for goods, labor services and funds that can prove the specific purpose of loan funds);

2.            Transfer vouchers, payment and settlement vouchers;

3.            Other information required by the Loan Bank.

Chapter 6     Method of Repayment

Clause 15     The Borrower shall pay the interest in accordance with the provisions of this Contract, and repay the loan principal as agreed in the following Paragraph 1 of this Clause.

1.            Lump-sum principal repayment. The Borrower shall repay all the loan principal on May 11, 2023;

2.            Principal repayment by installment. The specific amount and date of principal repayment are as follows:

The first principal repayment:

(1)            The principal repayment amount will be: (in words)                  \                                   ;

(2)            The principal repayment date will be:          \                             .

The second principal repayment:

(1)            The principal repayment amount will be: (in words)                \                             ;

(2)            The principal repayment date will be:        \                             .

The third principal repayment:

(1)            The principal repayment amount will be: (in words)                 \                             ;

(2)            The principal repayment date will be:            \                             .

Other provisions:         \                 .

If the repayment date is a non-banking day of the Loan Bank, the repayment will be postponed to the first subsequent banking day of the Loan Bank, and the non-banking day of the Loan Bank will be included in the actual number of days occupied by the loan. When the Borrower repays the principal of the last installment of the loan, the interest shall be paid off with the principal.

Clause 16     The Borrower shall prepare the interest, principal or other funds payable in the current period in the account opened with the Loan Bank before the interest settlement date or principal repayment date stipulated in this Contract and recorded in the loan receipt/loan voucher, and repay the loan in the following ways: [1] (1. Authorize the Loan Bank to actively transfer from the Borrower’s account on the agreed interest settlement date or principal repayment date; 2. Repay by itself).

Clause 17     The Borrower shall repay the loan under this Contract to the Loan Bank in full and on time. If the Borrower fails to repay the principal and interest on time, the Loan Bank will have the right to deduct the Borrower’s payable fee, loan interest and compound interest, and loan principal from any account opened by the Borrower with the Loan Bank or all branches within the system of China Everbright Bank. For the loans whose principal or interest is overdue and has not been recovered for 90 days, the order of deduction and repayment shall be implemented in accordance with the relevant provisions of the Ministry of Finance.

If an amount repaid by the Borrower on a principal and interest repayment date is insufficient to repay the amount due and payable in the current period, the amount shall be used first to pay the fee payable by the Borrower, then to pay the loan interest and compound interest, and finally to repay the loan principal. For the loans whose principal or interest is overdue and has not been recovered for 90 days, the order of deduction and repayment shall be implemented in accordance with the relevant provisions of the Ministry of Finance.

Clause 18    If the Borrower intends to repay the loan in advance, it shall submit a written application to the Loan Bank 30 banking days of the Loan Bank in advance, and obtain the written consent of the Loan Bank.

When the loan is repaid in advance, the standard for calculating and charging interest will be [1]:

1.            Calculated according to the interest rate stipulated in this Contract until the date of early repayment.

2.            Others:        \       .

Clause 19     If the Borrower fails to repay the loan under this Loan Contract on time and needs to extend the repayment period, it shall formally submit a written application for loan extension to the Loan Bank [30] banking days of the Loan Bank before the maturity date of the loan. Upon review and approval of the Loan Bank, both parties shall separately sign the Loan Extension Contract as a supplemental contract to this Contract.

Chapter 7     Guarantee

Clause 20     The guarantee method of the loan under this Contract is: 1, 3.

1.        Zheng Zhenyu and Zhang Binhua (the Guarantor) provide joint and several liability guarantee; the guarantee contract number is FZGHZ22015B.

2.        The         \          (the Mortgagor) provides mortgage guarantee with        \        (collateral); the mortgage contract number is         \        .

3.        Fuzhou Yukai Trading Co., Ltd. (the Pledgor) provides pledge guarantee with the accounts receivable (pledge/pledge right); the pledge contract number is FZGHZ22015ZY.

4.        Other guarantee methods:        \        .

Clause 21     The Loan Bank and the Guarantor shall sign a corresponding guarantee contract for the specific guarantee matters, and handle the procedures for the notarization of the guarantee contract, and/or the insurance and registration of the collateral, etc.

Clause 22     If the loan contract is extended, the Borrower and the Guarantor shall ensure that they will continue to assume the guarantee liability during the loan extension period, and the guarantee contract will remain valid during the loan extension period.

Chapter 8     Assumption and Compensation of Expenses

Clause 23    The Borrower, as the principal, shall bear the expenses required for signing and executing this Contract and the corresponding guarantee contract in accordance with the principle of “who entrusts, who pays”, except for the related costs of due diligence investigation, etc. that the Loan Bank shall bear according to law. See Appendix 1 for the details on the specific subjects and methods of assumption of expenses.

Clause 24     Upon the request of the Loan Bank, the Borrower shall immediately pay and compensate the Loan Bank in full for all expenses and expenditures incurred in exercising any of its rights under this Contract, including but not limited to litigation costs, arbitration costs, attorney fees, travel expenses and other expenses for realizing the creditor’s rights.

Chapter 9     Representations, Warranties and Commitments of the Borrower

Clause 25     The Borrower is a legal entity/other organization established and validly existing in accordance with the laws of the People’s Republic of China, with independent capacity for civil conduct, and has full power, authorization and right to bear civil liabilities and engage in business activities with all its assets.

Clause 26     The Borrower has full power, authorization and right to sign this Contract and carry out the transactions under this Contract, and has taken or obtained all necessary corporate actions and other actions and consents to authorize the signing and performance of this Contract. This Contract is effectively signed by the legal representative or entrusted agent of the Borrower and affixed with the official seal of the Borrower.

Clause 27     The Borrower has obtained all government approvals and third-party consents required for the signing of this Contract, and the signing and performance of this Contract by the Borrower does not violate the Borrower’s corporate constitution documents/approval documents (if any) and any other contracts or agreements to which it is a party.

Clause 28     All documents, materials and vouchers provided by the Borrower to the Loan Bank for the purpose of signing and carrying out transactions under this Contract are true, complete/accurate and valid, without intentional concealment or major omission. The financial statements submitted by the Borrower truly reflect the financial status of the Borrower at the time of issuance of the financial statements.

Clause 29     This Contract is legal and valid, and constitutes a legally binding obligation to the Borrower.

Clause 30     The Borrower shall open an account with the Loan Bank according to the requirements of the Loan Bank, and the funds under this Loan Contract shall be settled and used through this account.

Clause 31     The Borrower has completed or will complete all registration, filing or notarization procedures required to ensure the legality, validity or enforceability of this Contract.

Clause 32     The Borrower has not been involved in any litigation, arbitration or administrative proceedings that have a substantial adverse impact on its ability to perform its obligations under this Contract.

Clause 33     The representations, warranties and commitments of the Borrower shall remain correct until the principal and interest of the loan under this Contract are fully paid off, and the Borrower shall provide relevant documents as required by the Loan Bank at any time.

Clause 34     No event of default has occurred or exists with respect to the Borrower.

Clause 35     The Borrower has carefully read and fully understood and accepted the contents of this Contract. The Borrower’s signing and performance of this Contract is voluntary, and all its intentions under this Contract are true.

Clause 36    The Borrower shall provide true, complete and valid materials in accordance with the requirements of the Loan Bank. If the Borrower belongs to the group customer determined by the Loan Bank in accordance with the Guidelines for Risk Management of Credit Business for Group Customers of Commercial Banks, it shall report the related party transactions of more than 10% of net assets to the Loan Bank in a timely manner in accordance with the provisions of Clause 17 of the Guidelines, including the relationship between the parties to the transaction, the transaction items and the nature of the transaction, the amount of the transaction or the corresponding proportion, and the pricing policy (including the transactions with no amount or a nominal amount only).

Clause 37      The Borrower undertakes to cooperate with the Loan Bank in loan payment management, post-loan management and related inspection.

Clause 38     The Borrower shall consciously accept and actively cooperate with the investigation, understanding and supervision of the Loan Bank on its production, operation and financial condition, and is obliged to provide the Loan Bank with the latest month’s Balance Sheet, Profit and Loss Statement and other financial statements or other information reflecting the Borrower’s credit status on a monthly basis.

Clause 39     During the validity period of this Contract, the Borrower shall notify the Loan Bank in writing thirty (30) working days in advance if there is any change in the name, legal representative or legal address of the Borrower.

Clause 40     Before paying off all its debts under this Contract, if carrying out the major events such as external investment, substantial increase of debt financing, merger, division, capital reduction, equity transfer, asset transfer, application for suspension of business and rectification, application for dissolution and application for bankruptcy, as well as other actions that may cause changes in the creditor’s rights and liabilities of this Contract or may affect the rights and interests of the Loan Bank, the Borrower shall notify the Loan Bank in writing 30 working days of the Loan Bank in advance, and with the written consent of the Loan Bank, implement the liability for debt repayment or early repayment at the same time; otherwise, the above actions shall not be carried out.

Clause 41     The Borrower guarantees that during the validity period of this Contract, without the written consent of the Loan Bank, it will not assume debts for other corporate legal persons, other organizations or individuals that are sufficient to affect the Borrower’s ability to repay the loan under this Contract, or provide guarantees that are sufficient to affect the Borrower’s ability to repay the loan under this Contract, or set mortgages or pledges that are sufficient to affect the Borrower’s ability to repay the loan under this Contract with the Borrower’s assets, rights and interests.

Clause 42     The Borrower undertakes not to involve new implicit debts of local governments in violation of regulations. Once the Loan Bank finds that the Borrower is involved in the new implicit debt of local government in violation of regulations, it will suspend the provision of financing, and for the financing contract having been signed by the Borrower, the Loan Bank will suspend the withdrawal of the Borrower.

Clause 43     The Borrower shall immediately notify the Loan Bank in writing of any other major adverse event other than those mentioned in the preceding paragraph that poses a danger to its normal operation or has a significant adverse impact on its performance of repayment obligations under this Contract and affect its solvency.

Clause 44     The Borrower understands and agrees that the loan under this Contract shall be granted at any time at the sole discretion of the Loan Bank; the loan shall be subject to regular or irregular review by the Loan Bank on the date at its sole discretion to determine whether to continue to grant the Borrower any form of loan. The Loan Bank has the right to terminate or suspend all or part of the loan at any time, and cancel any further use of the loan by the Borrower without prior notice to the Borrower. As long as the loan has not been granted, the Loan Bank has the right to reject the Borrower’s application for withdrawal and cancel all or part of the loan under this Contract at any time.

Clause 45     The Loan Bank shall have the right to require the Borrower to open the following account with the Loan Bank as a special fund withdrawal account. The Borrower shall open an account and sign an account management agreement in accordance with the requirements of the Loan Bank, provide the Loan Bank with the fund inflow and outflow of the account in a timely manner, and accept the management of the withdrawal fund by the Loan Bank. The Loan Bank shall have the right to withdraw the loan in advance according to the withdrawal of the Borrower’s funds. The specific account information is as follows:

Opening Bank: China Everbright Bank Co., Ltd. Fuzhou Guohuo Road Sub-branch

Account Number:

Unless agreed by the Loan Bank, the fund withdrawal account shall not be allowed to open the online banking payment business.

Chapter 10     Event of Default

Clause 46     Any of the following events will constitute an event of default under this Contract:

1.        The Borrower fails to pay the interest or repay the principal on time as agreed in this Contract;

2.        The Borrower fails to use the loan for the purpose as agreed in this Contract;

3.        Failing to pay the loan funds in the agreed manner;

4.        Failing to comply with the commitments;

5.         Breaking through the agreed financial indicators (subject to the requirements of the Loan Bank’s credit approval);

6.         A cross-default event occurs;

7.        The Borrower provides the Loan Bank with the Balance Sheet, Profit and Loss Statement or other financial statement that is false or conceals important facts, or refuses to accept the Loan Bank’s supervision and inspection on its use of loans and related production, operation and financial activities;

8.        The representations, warranties and commitments made by the Borrower or the Guarantor under this Contract or the representations, warranties and commitments made by the Guarantor under the relevant guarantee contract are proved to be untrue or misleading;

9.        The Borrower or the Guarantor is in default under any other contract to which it is a party;

10.      The operation and financial conditions of the Borrower or the Guarantor are seriously deteriorated;

11.      The collateral, pledge/pledge right related to the loan under this Contract is depreciated, damaged or lost;

12.      The Borrower or the Guarantor fails to make a repayment arrangement or debt restructuring plan satisfactory to the Loan Bank when the Borrower or the Guarantor is merged, divided or transformed into a joint-stock company;

13.      The Borrower or the Guarantor is bankrupt, dissolved, closed, revoked, suspended or cancelled;

14.      The Borrower fails to notify the Loan Bank of the following circumstances in a timely manner:

(1)       Any major modification to its articles of association and any substantial change in its business activities;

(2)        Any major modification to its accounting principles;

(3)       Any significant change in the financial, economic and other aspects of it or its subsidiaries or its parent companies.

15.       The Borrower is involved in any litigation, arbitration or administrative proceedings that will have a serious adverse effect on the Borrower’s financial conditions or the Borrower’s ability to perform its obligations in accordance with this Contract;

16.       The property of the Borrower is sealed up, frozen, detained or supervised according to law, which has affected or may affect the Borrower’s performance of obligations under this Contract;

17.       The Borrower, as a group customer determined by the Loan Bank in accordance with the Guidelines for Risk Management of Credit Business for Group Customers of Commercial Banks, takes advantage of the false contracts with related parties to discount or pledge the notes receivable, accounts receivable and other creditor’s rights without real trade background in the bank to obtain bank funds or credit; or intentionally evades the bank’s creditor’s rights through related-party transactions.

18.       The Borrower breaches any other provision of this Contract and fails to remedy to the satisfaction of the Loan Bank;

19.      The occurrence of any other event or circumstance that materially and adversely affects the rights of the Loan Bank under this Contract.

Clause 47     The Loan Bank shall make a judgment and notify the borrower whether the above events of default occur. After the occurrence of any of the above events of default, the Loan Bank shall have the right to take any one or more of the following measures:

1.        Stop the transfer of the loan under this Contract;

2.        Declare all granted loans immediately due, and require the Borrower to immediately repay all granted loan principal, interest, or other expenses for realizing the creditor’s rights;

3.        Require the Borrower to add or replace the Guarantor, collateral, pledge/pledge right;

4.         Deduct any amount payable but unpaid by the Borrower under this Contract from any account opened by the Borrower with the Loan Bank or any branch within the system of China Everbright Bank;

5.         Declare the enforcement or realization of the rights under any guarantee in respect of the Loan;

6.         Other methods deemed appropriate by the Loan Bank.

Chapter 11     Miscellaneous

Clause 48     During the validity period of this Contract, the Loan Bank shall have the right to check the use of the loan, and the Borrower shall provide the Loan Bank with explanations and materials as required by the Loan Bank.

Clause 49     Both parties to the contract shall keep confidential the materials and information of the other party on its debts, finance, production and operation obtained for the purpose of signing and performing the contract, except for the inquiry of the Borrower’s relevant information according to law.

Clause 50     Without the prior written consent of the Loan Bank, the Borrower shall not transfer or otherwise dispose of all or part of its obligations under this Contract.

Clause 51     Without the prior consent of the Borrower, the Loan Bank may transfer the creditor’s rights under this Contract to any third party, and only needs to notify the Borrower in writing after the transfer.

Clause 52     All amounts payable by the Borrower under this Contract shall be paid in full without any offset, deduction or withholding of any nature, and shall not be offset against any debt owed by the Loan Bank to the Borrower. If the Borrower is required by any law to deduct or withhold any amount paid to the Loan Bank, the Borrower shall pay an additional amount to the Loan Bank to ensure that the amount received by the Loan Bank is equal to the amount that would have been received without such deduction or withholding.

Clause 53     Any grace, preference or delay granted by the Loan Bank to the Borrower shall not affect, damage or restrict all rights enjoyed by the Loan Bank in accordance with this Contract, laws and regulations, and shall not be deemed as the Loan Bank’s waiver of rights and interests under this Contract, nor shall it affect any responsibilities and obligations assumed by the Borrower under this Contract.

Clause 54     If at any time any provision of this Contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

Clause 55     Any modifications and supplements to this Contract shall be made in writing, and shall be effectively signed by both parties to this Contract.

Clause 56     The sub-headings in this Contract are inserted for convenience only, and shall not be used as the interpretation of this Contract or for any other purpose. The handwritten contents at the place of the selection and filling in the Contract shall have the same legal effect as the printed contents of this Contract.

Clause 57     The notices and requests that the parties to this Contract send to each other in relation to this Contract shall be made in writing, and sent to the addresses or faxes of the parties concerned listed on the first page of this Contract. If either party changes its address or fax, it shall promptly notify the other party in writing.

Clause 58     The documents exchanged between the parties shall be deemed to have been served upon delivery if delivered by hand, three days after posting if sent by registered mail, or at the time of sending if sent by fax.

Clause 59     If the Borrower has any comments and suggestions on the products and services of the Loan Bank, it can call the customer service/complaint telephone number: 95595 for feedback.

Chapter 12     Applicable Law and Dispute Resolution

Clause 60      This Contract and any matters involved in this Contract shall be governed by and interpreted in accordance with the laws of China. Any dispute arising from the performance of this Contract shall first be resolved by both parties through negotiation; if the negotiation fails, it shall be submitted to the people’s court with jurisdiction at the place where the loan bank is located for resolution by litigation.

Clause 61      The Borrower undertakes that in case of any dispute between both parties arising out of this Contract/this Agreement, it agrees to select the address listed in the following delivery method [1] as the address for judicial service; in case of any change in the following address, it shall notify the Bank in writing, and if it fails to notify the Bank in writing, it shall be deemed that the address for judicial service has not been changed.

[1] Address of written service: Rooms 909, 910 and 991, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou City

[2] Address of electronic service (optional):         \

Fax number:       \

E-mail:         \

WeChat number:        \

Chapter 13     Effectiveness, Change and Cancellation of the Contract

Clause 62     This Contract shall come into effect upon the signature or seal of the legal representatives or entrusted agents of both parties and the affixing of official seals or special seals for contract.

Clause 63     After this Contract comes into effect, unless otherwise stipulated by laws and regulations and otherwise agreed in this Contract, neither party shall change or cancel this Contract in advance without authorization. If it is necessary to change or cancel this Contract, both parties shall reach a written agreement through negotiation. The terms of this Contract shall remain in effect until a written agreement is reached.

Chapter 14     Appendix

Clause 64     For the matters not covered in this Contract, both parties may reach a separate written agreement as an appendix to this Contract. The appendix to this Contract shall be an integral part of this Contract, and have the same legal effect as the text of this Contract.

Clause 65     The appendices to this Contract include:

1.         Table for Assumption of Expenses;

2.        \        .

Chapter 15     Supplemental Provisions

Clause 66      This Contract shall be made in triplicate, with one copy for the Borrower, two copies for the Loan Bank,        \        copies for        \        ,        \        copies for        \        , and        \        copies for        \        , which shall have the same legal effect.

Clause 67     This Contract is signed in Fuzhou City on August 15, 2022.

Clause 68     Both parties to the contract agree to notarize this Contract, and promise to give this Contract the compulsory enforcement effect. When the Borrower fails to perform or fails to fully perform its debts, or has the circumstance that the Loan Bank realizes the creditor’s rights as stipulated by laws and regulations and agreed in this Contract, the Loan Bank shall have the right to directly apply to the people’s court with jurisdiction for compulsory enforcement. The Borrower has no objection to the application for compulsory enforcement made by the Loan Bank in accordance with this Contract. (This Clause is optional, and both parties choose [2] in this Contract. 1. Applicable; 2. Not applicable.)

Clause 69     Other provisions:

           \            ..

(This page is the page signed by both parties to the contract, and contains no text.)

Borrower (Seal):

Legal Representative:

(or Entrusted Agent)

Loan Bank (Seal):

Legal Representative/Person in Charge:

(or Entrusted Agent)

Appendix 1

Table for Assumption of Expenses

(This table is not applicable to the insurance expenses and compulsory enforcement notarization expenses agreed in the guarantee contract corresponding to this Contract)

No.	Name of Expense	Subject for Assumption of Expenses	Method for Assumption of Expenses	Other Provisions

Remarks:	(1)	Please put a tick (✓) in the applicable box.

(2)	According to relevant laws, regulations and regulatory provisions, for the financing of small and micro enterprises, if the bank is the first beneficiary of the borrower’s accident insurance, the insurance expense shall be borne by the bank, and the mortgage registration expense shall be borne by the bank.

If this table for assumption of expenses involves any other expense assumption subject other than the Borrower and the Loan Bank who have signed this Contract, it shall be subject to the consent of such expense assumption subject.

Other Expense Assumption Subject (Seal):

Legal Representative (or Entrusted Agent):